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                                                                   Exhibit 10.21

                                  AMENDMENT TO
                              INFORMIX CORPORATION
                      1997 NON-STATUTORY STOCK OPTION PLAN
                       APPROVED BY THE BOARD OF DIRECTORS
                                  JULY 12, 2000

SECTION 3 - STOCK SUBJECT TO THE PLAN. The maximum number of shares of Common Stock available for grant under the 1997 Plan was increased by one million two hundred thousand (1,200,000) shares to one million seven hundred thousand (1,700,000) shares.*


* Share numbers do not reflect the one-for-four reverse stock split effected June 17, 2003.